Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,623,410
Unrealized Gain (Loss) on Market Value of Futures	(81,830)
Interest Income	5,720
Total Income (Loss)	$3,547,300

Expenses
Investment Advisory Fee	$74,011
Tax Reporting Fees	54,000
Audit fees	12,000
Legal fees	11,100
SEC & FINRA Registration Expense	3,000
NYMEX License Fee	2,883
Non-interested Directors' Fees and Expenses	666
Prepaid Insurance Expense	419
Brokerage Commissions	(1,973)
Total Expenses	$156,106
Net Gain (Loss)	$3,391,194

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$147,636,750
Net Gain (Loss)	3,391,194

Net Asset Value End of Period	$151,027,944
Net Asset Value Per Unit (3,700,000 Units)	$40.82

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502